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                                                                    Exhibit 23.1

                         Consent of Independent Auditors


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 No. 333-65037) and related Prospectus of Sunstone Hotel Investors, Inc. for the registration of 447,000 warrants to purchase its common stock and 447,000 shares of its common stock and to the incorporation by reference therein of our reports dated February 19, 1999 with respect to the consolidated financial statements and schedule of Sunstone Hotel Investors, Inc. as of December 31 1998 and 1997 and for the years then ended and the consolidated financial statements of Sunstone Hotel Properties, Inc as of December 31, 1998 and 1997 and for the years then ended included in Sunstone Hotel Investors, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1998, filed with the Securities and Exchange Commission.


                                                            /s/Ernst & Young LLP
                                                            --------------------



Newport Beach, California
May 24, 1999





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